Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" and to incorporation by reference of our report dated March 30, 2000, in the Registation Statement (Form S-3) and related prospectus of Paradise Music & Entertainment, Inc. for the registration of 3,068,422 shares of its common stock.

Ernst & Young LLP

New York, New York
March 31, 2000